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                                                                     EXHIBIT 5.1

              [Letterhead of The Reader's Digest Association, Inc.]

                                  July 2, 2002

The Reader's Digest Association, Inc.
Pleasantville, New York  10570-7000


Ladies and Gentlemen:

         I am Vice President, Corporate Secretary and Associate General Counsel of The Reader's Digest Association, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the authorization for issuance of the shares of Common Stock referred to below.

         For the purposes of this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of the opinions expressed below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to authentic original documents of all documents submitted to me as copies and the legal capacity of all individuals executing such documents. As to questions of fact material to this opinion which I did not independently establish or verify, I have relied upon the statements, certificates and representations of officers and other representatives of the Company. In addition, I have obtained and relied upon such certificates and assurances from public officials as I have deemed necessary.

         I am a member of the Bar of the State of New York, and I have not considered, and I express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the United States of America, in each case as in effect on the date hereof.


         With reference to the registration statement on Form S-4, registration number 333-90576 (the "Registration Statement"), first filed on June 14, 2002 by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the shares of the Company's common stock, par value $.01 per share (the "Common Stock") to be outstanding immediately following completion of the Company's pending recapitalization pursuant to the Recapitalization Agreement, dated April 12, 2002, among the DeWitt Wallace-Reader's Digest Fund, Inc., the Lila Wallace-Reader's Digest Fund, Inc. and the Company, I am of the opinion that:


         1. the Company is a duly organized and validly existing corporation under the laws of the State of Delaware;


         2. the issuance of the Common Stock to be issued in the manner described in the Registration Statement has been duly authorized by appropriate corporate action of the Company;


         3. when the outstanding shares of Class A Nonvoting Common Stock of the Company are recapitalized into shares of Common Stock in the manner described in the Registration Statement and assuming such outstanding shares of Class A Nonvoting Common Stock were validly issued, fully paid and non-assessable immediately prior to such recapitalization, such Common Stock will be validly issued, fully-paid and non-assessable; and

         4. when the Common Stock to be issued in exchange for the outstanding shares of Class B Voting Common Stock of the Company is issued and delivered in the manner described in the Registration Statement, such Common Stock will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement. I also consent to the making of the statement with respect to me in the related Proxy Statement/Prospectus under the heading "Legal Matters."


                                            Very truly yours,

                                            /s/ C.H.R. DuPree

                                            C.H.R. DuPree
                                            Vice President, Corporate Secretary
                                               and Associate General Counsel